SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 Motorola, Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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


     The attached letter to stockholders of Motorola, Inc., a copy of which is filed herewith as Exhibit 1, was published as an advertisement in Wall Street Journal.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       EXHIBIT 1


                                 AN OPEN LETTER
                               FROM CARL C. ICAHN
                                       TO
                          FELLOW MOTOROLA STOCKHOLDERS


                                  CARL C. ICAHN
                          767 FIFTH AVENUE, SUITE 4700
                               NEW YORK, NY 10153


DEAR FELLOW MOTOROLA STOCKHOLDERS:

I am writing to you today to ask for your support for my election to the Motorola, Inc. Board of Directors at the Annual Meeting of Stockholders on May 7, 2007.

I and my affiliates currently own over 68 million shares of Motorola common stock, with a market value of over $1.2 billion. I have been a professional investor for almost forty years. I seek out companies that I believe are undervalued by the market -- I seek them out and I invest. Just like you. Whether it's 100 shares or 100 million -- we invest in the hope and belief that the market will recognize that overlooked value and we'll prosper. Often these undervalued companies have stumbled -- they look broken and are valued accordingly. There is no expectation that an owner with a large enough stake to matter will step up and take the necessary action. I am fortunate enough to have both the means and the inclination to do just that.

MOTOROLA HAS STUMBLED, AND STUMBLED BADLY. Over the past 6 months, on this board's watch, almost $20 billion of market value, of stockholder value, of your money, has disappeared. Motorola has suffered a critical failure in oversight and leadership that must be addressed. IT IS A GREAT COMPANY WITH GOOD EMPLOYEES, BUT HAS BEEN SHAKEN BY LEADERSHIP SETBACKS THAT I BELIEVE COULD HAVE, AND IN FACT SHOULD HAVE, BEEN AVERTED. As things deteriorated, CEO Ed Zander according to the Wall Street Journal shouted at an office meeting, "I love my job. I hate my customers" -- which reportedly became one of his favorite phrases.* IT SOUNDS LIKE SOMETHING STRAIGHT OUT OF ALICE IN WONDERLAND. When Cingular Wireless, one of Motorola's biggest customers launched its 3G service, Motorola had no handsets to offer to Cingular. Instead, Cingular got their phones from Samsung. "We let that customer down", said Ron Garriques (then a top Motorola Executive).* RECENTLY ED ZANDER HAS SAID "PERFORMANCE AT OUR MOBILE DEVICE BUSINESS IN THE FIRST QUARTER WAS UNACCEPTABLE."** AND YET THE BOARD "PLAYED ON" WITH BUSINESS AS USUAL AT MOTOROLA.

I AM CONVINCED THAT SIGNIFICANT STOCKHOLDER REPRESENTATION IN THE MOTOROLA BOARDROOM, EVEN BY A SINGLE DIRECTOR, IS ABSOLUTELY NECESSARY AT THIS TROUBLED COMPANY.

I am not alone in my belief. Both Institutional Shareholder Services (ISS) and PROXY Governance, INC., highly respected organizations providing proxy voting and corporate governance advice to institutional investors and mutual funds worldwide, have recommended that their clients vote the GOLD proxy to elect me to the Motorola board. Consider what they had to say about my candidacy:

o ISS - "... MOT HAS SIGNIFICANTLY UNDERPERFORMED ITS PEERS OVER RECENT QUARTERS AND BY MOST ACCOUNTS IS EXPECTED TO STRUGGLE THE REMAINDER OF THE YEAR." "... ICAHN HAS A POSITIVE TRACK RECORD FOR CREATING
         SHAREHOLDER  VALUE ACROSS A DIVERSE  UNIVERSE OF INDUSTRIES  ...." "THE
         FINANCIAL AND OPERATIONAL PERFORMANCE OF THE COMPANY AND THE DISSIDENT'S SKILL SET AND TRACK RECORD ESTABLISH BOTH THE NEED FOR CHANGE AND THE DISSIDENT'S ABILITY TO EFFECT CHANGE." "...WE CONCLUDE THAT THE PRESENCE OF ICAHN ON THE MOT BOARD WOULD LIKELY PROVE BENEFICIAL TO LONG-TERM SHAREHOLDER VALUE."***

o PROXY Governance, INC. - "WE BELIEVE ICAHN CAN BRING A DIFFERENT PERSPECTIVE TO THE BOARD AND HAS A KEEN SENSE ON HOW TO ADD VALUE TO BOTH LONG-TERM AND SHORT-TERM SHAREHOLDERS." "ICAHN'S WILLINGNESS TO TACKLE IMPORTANT GOVERNANCE MATTERS ONLY STRENGTHENS OUR OPINION FOR AN ICAHN SEAT." "...WE FEEL HE BRINGS A SET OF SKILLS AND PERSPECTIVES THAT WILL BE ADDITIVE TO THE BOARD, BASED UPON THE NEARLY FOUR DECADES THAT HE HAS SPENT ANALYZING, OWNING AND RUNNING COMPANIES."****

I am not seeking control of Motorola. Your vote on the GOLD proxy will be cast not only for me, but for eleven of the twelve current directors of the CompanY. I AM SEEKING A SINGLE SEAT, A SINGLE VOICE, ASKING FOR ACCOUNTABILITY INSTEAD OF "BUSINESS AS USUAL." I am asking you to give me the opportunity to contribute my skills and abilities to its leadership and my talents and experience towards shaping its future. My experience and success speak for themselves. My activist investments over the past 2 years in companies such as Time Warner, Kerr McGee, MedImmune, Fairmont, ImClone, Temple Inland and others have seen their stock prices add billions in market value for all shareholders.

My significant stock ownership is many times that of the entire board. It represents both my commitment to Motorola and your assurance that I am solely interested in what is best for the Company and its stockholders. I respectfully ask for your support. PLEASE VOTE YOUR SHARES ON THE GOLD PROXY TODAY. THE MEETING IS MAY 7TH, TIME IS OF THE ESSENCE.

Sincerely,

CARL C. ICAHN


================================================================================
                             YOUR VOTE IS IMPORTANT!

     TO ENSURE THE TIMELY DELIVERY OF YOUR VOTE, PLEASE USE THE INTERNET OR PHONE VOTING CAPABILITIES DESCRIBED ON THE GOLD PROXY.


If you have previously signed and returned a White proxy card to Motorola, you have every right to change your vote. You may revoke any proxy card already sent to Motorola by using the GOLD proxy card to vote by telephone, by internet or by signing, dating and returning the GOLD proxy card today.


               If you have any questions about voting your shares,
                    please call the firm assisting me in the
                            solicitation of proxies:


                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT (877) 825-8772
================================================================================
* Wall Street Journal, April 27, 2007, "How Motorola Fell A Giant Step Behind", by Christopher Rhoads and Li Yuan.
**  Final Transcript, Thomson StreetEvents, MOT - Q1 2007 Motorola Inc. Earnings
   Conference Call, Event Date/Time: Apr. 18. 2007 /8:00AM ET.
*** US Proxy Advisory Services by Institutional Shareholder Services, Motorola, Inc., April 24, 2007.
****  PROXY Governance, INC., Motorola Inc, April 25, 2007.

Permission from the above has been neither sought nor obtained for the use of these quotes.